UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

SUNESIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

See Item 1.02 of this Current Report, which is incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement.

On January 15, 2009, Sunesis Pharmaceuticals, Inc. (“Sunesis”) entered into an Agreement for Termination of Lease and Voluntary Surrender of Premises (the “Termination Agreement”) with ARE-Technology Center, SSF, LLC (“Alexandria”) to terminate the Lease Agreement dated May 12, 2000, by and between Sunesis and Alexandria, as amended pursuant to a First Amendment to Lease Agreement dated December 20, 2000 (the “Lease Agreement”). The Lease Agreement was filed on December 23, 2004 as Exhibits 10.23 and 10.24 to Sunesis’ Registration Statement on Form S-1.  The Lease Agreement governed the terms and conditions under which Sunesis leased the premises commonly known as 341 Oyster Point Boulevard, South San Francisco, California (the “Premises”), which formerly served as Sunesis’ headquarters and research and development facility. Sunesis vacated the Premises following a consolidation of Sunesis staff under a restructuring plan implemented by Sunesis in June 2008. Under the Lease Agreement, Sunesis was required to pay Alexandria a base monthly rent and operating expenses of approximately $15.7 million between February 2009 and June 2013.

Pursuant to the terms of the Termination Agreement, the Lease Agreement terminated effective January 15, 2009 (the “Termination Date”) and Sunesis has surrendered the Premises to Alexandria. In consideration of the early termination of the Lease Agreement, Sunesis has agreed to pay Alexandria, within two business days of the Termination Date, an aggregate fee of $2,211,888 (the “Termination Fee”).  The Termination Agreement excuses both Sunesis and Alexandria from any further obligations with respect to the Lease Agreement as of the Termination Date, except only for such obligations under the Lease Agreement which are, by their terms, intended to survive termination of the Lease Agreement. Pursuant to the Termination Agreement, Sunesis also releases and exculpates Alexandria from any liability arising, as of the Termination Date, from the Lease Agreement and termination of the Lease Agreement.  Under a separate agreement, Alexandria will retain a $300,000 cash security deposit in consideration of Sunesis’ failure to pay rent for the Premises for the month of January 2009 and a license to Sunesis to access the Premises through mid-February to conduct surrender-related activities.

There are no material relationships between Sunesis and Alexandria other than in respect of the Lease Agreement, the Termination Agreement and the related documents.

The foregoing is only a brief description of the Termination Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to Sunesis’ Annual Report on Form 10-K for the year ending December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 16, 2009

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Valerie L. Pierce
Valerie L. Pierce
Senior Vice President, General Counsel and Corporate Secretary